                            eReserachTechnology, Inc.

                            INVESTOR RIGHTS AGREEMENT

                                 March 24, 2000














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                                TABLE OF CONTENTS
                                                                         Page
                                                                         ----

1. Registration Rights......................................................1

   1.1      Definitions.....................................................1
   1.2      Piggyback Registration Rights...................................2
   1.3      Required Registration...........................................3
   1.4      Registration on Form S-3........................................4
   1.5      Registration Procedures.........................................5
   1.6      Furnish Information.............................................6
   1.7      Expenses of Registration........................................6
   1.8      No Delay of Registration........................................6
   1.9      Indemnification.................................................6
   1.10     Reports under Securities Exchange Act of 1934...................8
   1.11     Assignment of Registration Rights...............................8
   1.12     "Market Stand-Off" Agreement....................................9
   1.13     Termination of Registration Rights..............................9

2. Company Right of First Refusal on Sales of Shares........................9

   2.1      General.........................................................9
   2.2      Exceptions.....................................................10
   2.3      No Assignment of Rights of First Refusal.......................10
   2.4      Termination....................................................10
   2.5      Other Restrictions on Transfer.................................10

3. Right of First Refusal on Company Issuance..............................10

   3.1      Right of First Refusal.........................................10
   3.2      Pro Rata Share.................................................10
   3.3      New Securities.................................................11
   3.4      Procedure......................................................11
   3.5      Termination and Assignment.....................................12
   3.6      Company Right to Terminate Issuance of New Securities..........12

4. Covenants of the Company................................................12

   4.1      Delivery of Financial Statements...............................12
   4.2      Inspection.....................................................13
   4.3      Board of Directors.............................................13
   4.4      Termination of Covenants.......................................13

5. Miscellaneous...........................................................13

   5.1      Successors and Assigns.........................................13
   5.2      Governing Law..................................................14
   5.3      Counterparts...................................................14
   5.4      Titles and Subtitles...........................................14

                                      -i-
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                                TABLE OF CONTENTS
                                   (continued)
                                                                         Page
                                                                         ----

   5.5      Notices........................................................14
   5.6      Expenses.......................................................14
   5.7      Amendments and Waivers.........................................14
   5.8      Aggregation of Stock...........................................14
   5.9      Severability...................................................14
   5.10     Entire Agreement; Amendment; Waiver............................14
   5.11     Dispute Resolution.............................................15
   5.12     Remedies.......................................................15
   5.13     No Inconsistent Agreements.....................................15
                            eResearchTechnology, Inc.

                            INVESTOR RIGHTS AGREEMENT

         THIS INVESTOR RIGHTS AGREEMENT (this "Agreement") is made as of March 24, 2000, by and among eResearchTechnology, Inc., a Delaware corporation (the "Company"), Premier Research Worldwide, Ltd., a Delaware corporation (the "Prior Holder"), and Communicade Inc., a Delaware corporation ("Investor").

                                    RECITALS

         A. The Company and Investor are entering into a Series A Preferred Stock Purchase Agreement (the "Purchase Agreement") of even date herewith;

         B. In order to induce Investor to purchase shares of Series A Preferred Stock pursuant to the Purchase Agreement, the Company and the Prior Holder desire that the Company grant to Investor the registration and other rights set forth herein; and

         C. Investor desires that this Agreement shall govern the registration and other rights of Investor.

         NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

         1. Registration Rights. The Company covenants and agrees as follows:

            1.1 Definitions. For purposes of this Section 1:

                (a) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                (b) The term "Act" means the Securities Act of 1933, as amended.

                (c) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any permitted assignee thereof pursuant to the terms of Section 1.11.

                (d) The term "Ownership Percentage" means and includes, with respect to each Holder of Registrable Securities requesting inclusion of Registrable Securities in an offering pursuant to this Agreement, the number of Registrable Securities held by such Holder divided by the aggregate of all Registrable Securities held by all Holders requesting registration in such offering.

                (e) The term "Public Offering" means and includes the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Act, covering the offer and sale of securities to the general public for the account of the Company.

                (f) The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                (g) The term "Registrable Securities" means (i) Common Stock issuable or issued upon conversion of the Company's Series A Preferred Stock acquired by Investor pursuant to the Purchase Agreement; and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the foregoing, excluding in all cases, however, any shares sold or transferred by a person in a transaction in which the rights under this Section 1 are not assigned.

                (h) The term "SEC" shall mean the Securities and Exchange Commission.

            1.2 Piggyback Registration Rights.

                (a) Registration Rights. If at any time the Company shall determine to register under the Act (including pursuant to a demand of any stockholder of the Company exercising registration rights other than pursuant to
Section 1.3 hereof) any of its common stock (other than a registration relating solely to the sale of securities to participants in a Company employee benefits plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities or a registration in which the only common stock being registered is common stock issuable upon conversion of debt securities which are also being registered), it shall send to each Holder written notice of such determination and, if within 15 days after receipt of such notice, such Holder shall so request in writing, the Company shall use its commercially reasonable efforts to include in such registration statement all or any part of the Registrable Securities that such Holder requests to be registered.

                (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the written notice given pursuant to Section 1.2(a). In such event, the right of any Holder to registration pursuant to this Section 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.2, if the managing underwriter determines in its sole discretion that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. The Company shall so advise all Holders distributing their securities through such underwriting, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated in the following order of priority (A) first, to the holders of the Company's equity securities who initiated such registration pursuant to such holders' registration rights or to the Company if the Company initiated such registration, (B) second, to the Holders requesting to sell common stock according to each Holder's Ownership Percentage, (C) third, to the Company, and
(D) fourth, to the extent additional securities may be included therein, pro rata among the other selling stockholders according to the total amount of securities owned by each such stockholder.

            If any of the Holders disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

                (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 1.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

            1.3 Required Registration.

                (a) On as many as, but not more than, two occasions, not earlier than the earlier of either (i) six months after the completion by the Company of its initial Public Offering or (ii) the third anniversary of the date hereof, one or more Holders of Registrable Securities then outstanding may require the Company, at the Company's expense, to register some or all of such Holders' Registrable Securities, provided that each such registration covers an offering with an aggregate offering price that is not less than $10,000,000; and provided, further, that such Holder(s) may not require such registration more than once in any 12-month period. Such Holder(s) shall notify the Company in writing that it or they intend to offer or cause to be offered for public sale of all or any portion of the Registrable Securities, and within 10 days after the receipt of such notice, the Company will so notify all holders of Registrable Securities.

                (b) Upon written request of any Holder given within 30 days after the receipt by such Holder from the Company of such notification, the Company will use its commercially reasonable efforts to cause all or any part of the Registrable Securities that may be requested by any Holder thereof (including the Holder or Holders giving the initial notice of intent to offer (each an "Initiating Holder" and collectively the "Initiating Holders")) to be registered under the Securities Act as expeditiously as possible. The Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practical, but in any event within 90 days after receipt by the Company of the request of the Initiating Holder.

                (c) Notwithstanding anything contained in this Section 1.3 or
Section 1.4 to the contrary, if the Company furnishes to the Holders requesting any registration pursuant to such sections a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company and that it is in the best interests of the Company to defer the filing of a registration statement, then the Company shall have the right to defer the filing of a registration statement with respect to such offering for a period of not more than 90 days; provided, however, that the Company may not exercise such right more than once in any 12-month period.

                (d) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request and the Company shall include such information in the written notice referred to above.

                (e) If the registration to be effected pursuant to this Section
1.3 is a registration in connection with the Company's initial Public Offering, the underwriter shall be selected by the Company and shall be reasonably acceptable to a majority in interest of the Holders of Registrable Securities included in such registration. In all subsequent registrations effected pursuant to this Section 1.3, the underwriter, if any, shall be selected by a majority in interest of the Holders of Registrable Securities included in such registration and shall be reasonably acceptable to the Company. In any event, the right of any Holder to include his, her or its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriters selected for such underwriting.

                (f) Notwithstanding the foregoing, if the managing underwriter advises the Holders of Registrable Securities included in such registration in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among the Holders according to each such Holder's Ownership Percentage.

                (g) Notwithstanding the foregoing, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.3: (i) after the Company has effected two registrations pursuant to this Section 1.3 and such registrations have been declared or ordered effective and kept effective for the period set forth in Section 1.5(a) and the Company has registered at least 80% of the total number of Registrable Securities requested to be included therein, (ii) during the period starting with the date 60 days prior to the Company's good faith estimate of filing of, and ending on a date 120 days after the effective date of, a registration statement filed under the Act (other than a registration of securities in a Rule 145 transaction or relating solely to the sale of securities to participants in a Company stock plan), provided that the Company is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective, and provided further that the Holders were given the opportunity to fully participate in such registration pursuant to, and the Company otherwise complied with its obligations under Section 1.2 above, (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below or (iv) if the Registrable Securities requested to be registered by the Initiating Holders may be sold by such Initiating Holders in a 90-day period pursuant to Rule 144 of the Act.

            1.4 Registration on Form S-3. In case the Company shall receive from a Holder or Holders a written request or requests that the Company effect a registration on Form S-3 (or any similar form promulgated by the SEC) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will, not more than twice in any year:

                (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                (b) as soon as practicable, use its commercially reasonable efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 180 days after receipt of the request of the Holder or Holders under this
Section 1.4; provided, however, that the Company shall not utilize this right more than once in any 12-month period; or (3) with respect to any Holder, if the number of Registrable Securities requested to be registered on Form S-3 by such Holder may be sold by such Holder in a 90-day period pursuant to Rule 144 of the Act.

                (c) Subject to the foregoing, the Company shall use its commercially reasonable efforts to file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration effected pursuant to Section 1.3. If the Holders giving the initial notice propose to offer the Registrable Securities by means of an underwriting, the terms of Sections 1.3(d) and (e) shall apply.

            1.5 Registration Procedures. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to 120 days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

                (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act;

                (c) Furnish to the Holders participating in such registration such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the public offering of Registrable Securities owned by them;

                (d) Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such state or jurisdictions;

                (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering (and each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement);

                (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

                (h) Provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

            1.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

            1.7 Expenses of Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Sections 1.2, 1.3 and 1.4 for each Holder (which right may be assigned as provided in Section 1.11), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of counsel for the Company and no more than one counsel for all the selling Holders, but excluding underwriting discounts and commissions relating to Registrable Securities.

            1.8 No Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

            1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action, as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by any such Holder, underwriter or controlling person for use in such registration.

                (b) To the extent permitted by law, each Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, severally but not jointly, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended for use in such registration to be indemnified pursuant to this subsection 1.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity by any Holder under this subsection 1.9(b) exceed the net proceeds from the offering received by such Holder.

                (c) Promptly after receipt by an indemnified party under this
Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with one counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 1.9 unless and to the extent that the failure to deliver notice is materially prejudicial to its ability to defend such action. Any omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

                (d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                (f) The obligations of the Company and Holders under this
Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

            1.10 Reports under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

            1.11 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds with a value of at least $2,000,000 in the aggregate, provided: (a) the Company is, within a reasonable time before such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of
Section 1.12 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee of a holder of Registrable Securities, (i) the holdings of affiliated partnerships, limited liability companies and other entities and their constituent or retired partners or members or limited partners (collectively, "Affiliated Persons"), and (ii) the holdings of spouses, ancestors, lineal descendants and siblings who acquire Registrable Securities by gift, will or intestate succession (collectively, "Family Members"), shall in each case be aggregated together, provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall designate in writing to the Company from time to time a single attorney-in-fact on behalf of the entire group of Affiliated Persons or Family Members, as the case may be, for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

            1.12 "Market Stand-Off" Agreement. Each Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees or affiliated entities who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

                (a) all officers and directors of the Company enter into similar agreements; and

                (b) such market stand-off time period shall not exceed 180 days except as may be agreed by holders of a majority of the then outstanding Registrable Securities.

            Each Holder agrees to provide to the other underwriters of any public offering such further agreement as such underwriter may require in connection with this market stand-off agreement. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

            1.13 Termination of Registration Rights. The right of any Holder to inclusion in any registration pursuant to Section 1.2 or to request registration pursuant to Section 1.3 shall terminate upon the earlier of (i) five years after the date of the Company's initial Public Offering, or (ii) such date as a public trading market shall exist for the Company's Common Stock and all shares of Registrable Securities beneficially owned or subject to Rule 144 aggregation by such Holder may immediately be sold under Rule 144 (without regard to Rule 144(k)) during any 90-day period.

         2. Company Right of First Refusal on Sales of Shares.

            2.1 General. In the event that, at any time prior to the effective date of the Company's initial Public Offering, a Holder proposes to make any sale or transfer of Series A Preferred Stock, or Common Stock issued upon conversion of Series A Preferred Stock, otherwise permitted pursuant to this Agreement, then prior to effecting such sale or transfer the Holder shall give the Company the opportunity to purchase such shares in the following manner:

                (a) Such Holder shall give notice (the "Transfer Notice") to the Company in writing of such intention, specifying the securities proposed to be sold or transferred, the proposed price per share therefor (the "Transfer Price"), the name of the proposed transferee or transferees and the other material terms upon which such disposition is proposed to be made, including such other terms and information as the Company may reasonably request in order to confirm the bona fide nature of the proposed transaction.

                (b) The Company shall have the right, exercisable by written notice given by the Company to such Holder within 20 days after receipt of such Transfer Notice to purchase all (but not less than all) of the securities specified in such Transfer Notice.

                (c) If the Company exercises its right of first refusal hereunder, the closing of the purchase of the securities with respect to which such right has been exercised shall take place within 30 days after the Company gives notice of such exercise, which period of time shall be extended if necessary to comply with applicable securities laws and regulations. Upon exercise of its right of first refusal, the Company and such Holder shall be legally obligated to consummate the purchase contemplated thereby and shall use their best efforts to secure any approvals required in connection therewith.

                (d) If the Company does not exercise its right of first refusal hereunder within the 20 day period specified for such exercise, such Holder shall be free, during the period of 60 days following the expiration of such time for exercise to enter into an agreement to sell the securities specified in such Transfer Notice, to the specified proposed transferee or another investor which is solely a financial investor acquiring for investment purposes, on terms no less favorable to such Holder than the terms specified in such Transfer Notice, provided that the closing of the purchase and sale of such securities shall take place within 30 days after such Holder enters into such agreement.

            2.2 Exceptions. The right of first refusal herein shall not apply to any transfer of securities by a Holder without receipt of consideration by the Holder (a) to any Family Member (as defined in Section 1.10) of any Holder who is an individual, or to a trust for the benefit of the Holder or the Holder's Family Members or (ii) to any Affiliated Person (as defined in Section 1.11) of a Holder that is an entity, provided in any such case that the transferee agrees to be bound by the provisions of this right of first refusal with respect to any further transfers.

            2.3 No Assignment of Rights of First Refusal. The Company may not assign its rights of first refusal under this Section 2.

            2.4 Termination. The Company's right of first refusal set forth herein shall terminate upon the first to occur of (i) the closing of an initial Public Offering of the Common Stock of the Company to the general public which is effected pursuant to a registration statement filed with, and declared effective by, the SEC under the Act, and (ii) such date as the Company shall be subject to the reporting requirements of Section 13(a) or 15(d) of the 1934 Act.

            2.5 Other Restrictions on Transfer. Notwithstanding anything to the contrary contained herein, (a) until the six-month anniversary of the date hereof, no Holder shall transfer any shares of Series A Preferred Stock without the prior written consent of the Company; and (b) until the effective date of the Company's initial Public Offering, no Holder shall transfer any shares of Series A Preferred Stock to any person or entity engaged in conducting or providing products or services for use in conducting clinical research trials.

         3. Right of First Refusal on Company Issuance.

            3.1 Right of First Refusal. The Company hereby grants to Investor a right of first refusal ("Right of First Refusal") to purchase Investor's Pro Rata Share (as defined in Section 3.2 below) of any New Securities (as defined in Section 3.3 below) which the Company may, from time to time, propose to issue and sell.

            3.2 Pro Rata Share. Investor's "Pro Rata Share," for purposes of this Section 3, is equal to the product obtained by dividing (a) the aggregate Stated Value (as defined in the Company's Certificate of Designation of Series A Convertible Preferred Stock) of the Series A Preferred Stock then held by the

Investor by (b) the difference between the valuation of the Company upon consummation of the sale of such New Securities, as determined in good faith by the Board of Directors (including the Investor Nominee (as defined in Section 4.4) then serving as a director) and the proposed purchaser of such New Securities, and the aggregate consideration to be paid by such proposed purchaser for such New Securities.

            3.3 New Securities. Except as set forth below, "New Securities" shall mean any shares of capital stock of the Company, including Common Stock and Preferred Stock, whether or not now authorized, and rights, options, warrants or any similar instrument to purchase such shares of Common Stock or Preferred Stock and securities of any type whatsoever that are, or may by their terms become, convertible into such shares of Common Stock or Preferred Stock. Notwithstanding the foregoing, "New Securities" do not include the following:
(i) shares of Common Stock issued upon the conversion of the Series A Preferred Stock; (ii) shares of Common Stock, or options or other rights to purchase Common Stock, issued or granted to employees, officers, directors and consultants of the Company pursuant to any one or more employee stock incentive plans or agreements either approved, or within an aggregate amount approved, by the Company's Board of Directors; (iii) securities issued or issuable pursuant to financing transactions approved by the Company's Board of Directors including, but not limited to, equipment leases or bank lines of credit, provided that the specific issuance is approved by the Board; (iv) shares of Common Stock or other securities issued as a dividend or distribution on, or in connection with a split of or recapitalization of, any of the capital stock of the Company; (v) shares of capital stock of the Company issued pursuant to warrants outstanding as of the date hereof; (vi) securities issued by the Company pursuant to the acquisition of another corporation or other entity by the Company by merger, purchase of all or substantially all of the capital stock or assets, or other reorganization as a result of which the stockholders of the Company will continue to hold more than fifty percent (50%) of the voting securities of the Company; or (vii) securities issued in a firm commitment underwritten Public Offering covering the offer and sale of securities of the Company.

            3.4 Procedure.

                (a) In the event the Company proposes to undertake an issuance of New Securities with respect to which the Investor has a right of first refusal hereunder, it shall give Investor written notice (the "Company Notice") of its intention, describing the amount and type of New Securities to be issued, and the price and terms upon which the Company proposes to issue the same. Investor shall have 20 days from the date of receipt of the Company Notice to exercise its Right of First Refusal to purchase up to its Pro Rata Share of such New Securities for the price and upon the terms specified in the Company Notice by delivering written notice (the "Right of First Refusal Election Notice") to the Company and stating therein the quantity of New Securities to be purchased.

                (b) Settlement for the New Securities to be purchased by Investor pursuant to this Section 3.4 shall be made in cash within 20 days from Investor's date of receipt of the Company Notice; provided, however, that if the terms of payment for the New Securities specified in the Company Notice were for other than cash against delivery, Investor shall pay in cash to the Company the fair market value of such consideration as mutually agreed upon by the Company and Investor or, if no such agreement is reached, as determined by an investment banking firm mutually acceptable to the Company and Investor, which appraisal shall be final, within five days of such determination if such determination is made after 15 days following receipt of the Company Notice.

                (c) In the event that Investor has not elected or does not have the right to purchase all of the New Securities within 20 days of the receipt of Company Notice pursuant to clause (a) above, the Company shall have 90 days thereafter to sell the New Securities not elected or entitled to be purchased by Investor at a price and upon terms no more favorable to the proposed purchasers of such New Securities than specified in the Company Notice. In the event the Company has not sold some or all of the New Securities within such 90 day period, the Company shall not thereafter issue or sell any unsold New Securities without first offering such securities to Investor in the manner provided above.

                (d) If Investor shall have failed to deliver to the Company its Right of First Refusal Election Notice within the time periods described in this
Section 3.4, Investor shall be deemed to have waived its Right of First Refusal as to such financing to which such notice pertains.

            3.5 Termination and Assignment. The Right of First Refusal granted in this Section 3 shall expire upon the effective date of the Company's first Public Offering of securities registered under the Securities Act at an aggregate offering price of at least $25,000,000. The Right of First Refusal is non-assignable except to any transferee to whom registration rights may be transferred pursuant to Section 6 of this Agreement.

            3.6 Company Right to Terminate Issuance of New Securities. Notwithstanding the foregoing, the Company may in its sole discretion terminate any proposed issuance of New Securities in respect of which the Company has given Company Notice, at any time prior to the consummation thereof. The foregoing provision shall apply even in the event Investor shall have exercised its Right of First Refusal hereunder; provided, however, that no New Securities shall then have been issued.

         4. Covenants of the Company.

            4.1 Delivery of Financial Statements. The Company shall deliver to Investor, so long as Investor shall be a Holder of at least ten percent (20%) of the Series A Preferred Stock issued pursuant to the Purchase Agreement (subject to appropriate adjustment for stock splits, dividends, combinations and other recapitalizations):

                (a) as soon as practicable, but in any event within 120 days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders' equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with U.S. generally accepted accounting principles, consistently applied ("GAAP"), and, to the extent available, audited and certified by independent public accountants of nationally recognized standing selected by the Company;

                (b) as soon as practicable, but in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited profit or loss statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter in reasonable detail;

                (c) as soon as practicable, but in any event prior to the end of each fiscal year, a budget and business plan for the next fiscal year, including balance sheets, income statements and statements of cash flows, and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and

                (d) a statement of the authorized, issued and then outstanding capital stock of the Company and all outstanding options, warrants and other rights to acquire capital stock of the Company, including the following information with respect to such outstanding stock, options, warrants and rights: the holder; the number of shares covered; and the exercise price and expiration date, if applicable; in each case as Investor may from time to time request.

            4.2 Inspection. So long as Investor holds at least 20% of the Series A Preferred Stock issued pursuant to the Purchase Agreement (as adjusted for subsequent stock splits, combinations or reclassifications), the Company shall permit Investor, at its own expense, to visit and inspect the Company's properties, and to discuss the Company's affairs, finances and accounts with the Company's officers, employees and outside accountants, all at such reasonable times as may be requested by Investor.

            4.3 Board of Directors. Investor shall be entitled to nominate one member (the "Investor Nominee") to the Company's Board of Directors at each meeting or pursuant to each written consent of the Company's stockholders for the election of directors, and to remove from office the Investor Nominee and to fill any vacancy caused by the resignation, death or removal of the Investor Nominee. Each of Investor and the Prior Holder hereby agrees to vote all of its respective shares of Common Stock and Series A Preferred Stock and any other voting securities of the Company now owned or hereafter acquired in favor of the election of the Investor Nominee to the Board.

                (a) The Company shall call, promptly following receipt of a request by Investor, a special meeting of the stockholders of the Company to elect an Investor Nominee to the Board and to cause the removal of the Investor Nominee if Investor shall request the removal of the Investor Nominee in writing for any reason. Investor shall have the right to designate a new nominee in the event the existing Investor Nominee shall be removed pursuant to this Section 4.3(a) or shall vacate his directorship for any reason.

                (b) The Company shall use reasonable efforts to prevent any action from being taken by the Board during the pendency of any vacancy due to death, resignation or removal of an Investor Nominee, unless Investor shall have failed to act to nominate and elect a replacement in a timely manner.

                (c) The Company shall enter into indemnity agreements with the Investor Nominee on the same terms as the Company may have with any other director of the Company, and cause the Investor Nominee (and any former Investor Nominee) to be covered on any insurance policy maintained from time to time by the Company or any other person covering acts and omissions of the directors and officers of the Company in their capacity as such.

            4.4 Termination of Covenants. The covenants set forth in this
Section 4 shall terminate and be of no further force or effect (i) upon the consummation of a Public Offering or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur or (ii) with respect to the covenants set forth in Section 4.2, as to any Holder, or transferee or assignee of such Holder, who is deemed by the Board of Directors of the Company acting in good faith to be a competitor or potential competitor of the Company.

         5. Miscellaneous.

            5.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            5.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware without reference to conflicts of law rules.

            5.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            5.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.


            5.5 Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to Investor or to the Prior Holder, at its respective address set forth on the signature page hereto and (ii) if to the Company, at the address of its principal corporate offices (attention: Chairman), or in any such case at such other address as a party may designate by 10 days' advance written notice to the other party pursuant to the provisions above.

            5.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

            5.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided, however, that in the event that such amendment or waiver adversely affects the obligations and/or rights of any Holder in a different manner than the other Holders, such amendment or waiver shall also require the written consent of such Holder. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

            5.8 Aggregation of Stock. All shares of the Series A Preferred Stock of the Company held or acquired (or Common Stock issuable upon conversion thereof) by affiliated entities or persons (including partners or constituent members and former partners and former constituent members) shall be aggregated together for the purpose of determining the availability or discharge of any rights under this Agreement. For purposes of this Section 5.8, the Company may rely on such person whom a group of related persons shall designate from time to time for information relating to the affiliations of entities or persons.

            5.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

            5.10 Entire Agreement; Amendment; Waiver. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and supersedes all prior agreements and understandings, whether written or oral, with respect to the subject matter hereof.

            5.11 Dispute Resolution. If there arises a dispute between any party to this Agreement, and any other party to this Agreement regarding this Agreement, those parties agree to negotiate in good faith to resolve the dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of both parties, then each party shall nominate one partner, member or senior officer of the rank of Vice President or higher as its representative. These representatives shall, within 30 days of a written request by either party to call such a meeting, meet in person and alone (except for one assistant for each party) and shall attempt in good faith to resolve the dispute. If the dispute cannot be resolved by such senior managers in such meeting, the parties agree that they shall, if requested in writing by either party, meet within 30 days after such written notification for one day with an impartial mediator mutually agreed upon by the parties and consider dispute resolution alternatives other than litigation. If any alternative method of dispute resolution is not agreed upon within 30 days after the one day mediation, either party may begin litigation proceedings. This procedure shall be a prerequisite before taking any additional action hereunder.

            5.12 Remedies. Subject to Section 5.11, in the event of a breach by the Company of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it will waive the defense that a remedy at law would be adequate.

            5.13 No Inconsistent Agreements. The Company has not, as of the date hereof, and will not, on or after the date hereof, enter into any agreement with respect to its securities which is inconsistent with or more favorable to any stockholder on the date hereof than the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company is not the surviving corporation unless the proposed surviving corporation, prior to the merger, consolidation or reorganization, agrees in writing to assume the obligations of the Company under this Agreement, and for that purpose references herein to "Registrable Securities" shall be deemed to be references to the securities to which holders of Registrable Securities would be entitled to receive in exchange for Registrable Securities in any such merger, consolidation or reorganization unless such securities were registered under the Act in connection with the merger, consolidation or reorganization.



                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first above written.


                                    eResearchTechnology, Inc.



                                    By: /s/ Joel Morganroth
                                        -------------------------------------
                                        Joel Morganroth, M.D.
                                        Title: Chairman

                                    Address: 30 South 17th Street
                                             Philadelphia, PA 19103



                                    INVESTOR:

                                    Communicade Inc.


                                    By: /s/ Gerard A. Neumann
                                        -------------------------------------
                                        Name: Gerard A. Neumann
                                        Title: Chief Financial Officer

                                    Address:  437 Madison Avenue
                                              New York, NY 10022

                                    PRIOR HOLDER:

                                    Premier Research Worldwide, Ltd.


                                    By: /s/ Joel Morganroth
                                        -------------------------------------
                                        Joel Morganroth, M.D.
                                        Chairman and Chief Executive Officer

                                    Address:  30 South 17th Street
                                              Philadelphia, PA 19103


                  [Signature Page to Investor Rights Agreement]